EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-211917 and 333-151566 of Stage Stores, Inc. on Form S-8 of our report dated March 28, 2019, relating to the financial statements of the Stage Stores, Inc. Nonqualified Deferred Compensation Plan, appearing in this Annual Report on Form 11-K of the Stage Stores, Inc. Nonqualified Deferred Compensation Plan for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Houston, Texas
March 28, 2018